Exhibit 99.1

XPO LOGISTICS PRO FORMA FINANCIAL DATA | AUGUST 2021 v AUGUST 2021 Pro Forma Financial Data

XPO LOGISTICS PRO FORMA FINANCIAL DATA | AUGUST 2021 Basis of Presentation and Disclaimers 2 On August 2 , 2021 , XPO Logistics, Inc . (“XPO”) completed the previously announced spin - off of its Logistics segment . The spin - off was accomplished by the distribution of 100 % of the outstanding common stock of GXO Logistics, Inc . ("GXO") to XPO shareholders . On August 3 , 2021 , XPO filed a Current Report on Form 8 - K (the “Form 8 - K”) to illustrate the estimated effects of the spin - off . The Form 8 - K included unaudited pro forma condensed consolidated statements of operations for the three - month period ended March 31 , 2021 and for each of the years ended December 31 , 2020 , 2019 and 2018 . In this presentation, XPO is providing unaudited pro forma condensed consolidated and adjusted financial data to assist investors in assessing XPO's historical performance on a basis that excludes the results of operations of GXO for the three - month periods ended March 31 , 2019 , 2020 and 2021 ; the three - month periods ended June 30 , 2019 , 2020 and 2021 ; the three - month periods ended September 30 , 2019 and 2020 ; the three - month periods ended December 31 , 2019 and 2020 ; the six - month period ended June 30 , 2021 ; and each of the years ended December 31 , 2019 and 2020 . This data should be read in conjunction with (i) the unaudited pro forma condensed consolidated financial statements included in the Form 8 - K, which were prepared in accordance with Article 11 of Regulation S - X, treated GXO as a discontinued operation and presented XPO's historical results on a basis that excludes GXO ; (ii) XPO's Form 10 - Q Reports for the quarters ended March 31 , 2021 and June 30 , 2021 ; and (iii) the reconciliations provided herein . This presentation has been prepared by XPO for illustrative and informational purposes only in accordance with Regulation S - X Article 11 , Pro Forma Financial Information, as amended . The pro forma financial data is based on various adjustments and assumptions and is not necessarily indicative of what XPO’s consolidated statements of operations actually would have been had the spin - off of GXO been completed as of the dates indicated or will be for any future periods . The pro forma financial data does not purport to project the future operating results of XPO and does not include adjustments to reflect any potential synergies or dis - synergies that may result from the spin - off of GXO . NON - GAAP FINANCIAL MEASURES As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non - GAAP financial measures contained in this financial data exhibit to the most directly comparable measure under GAAP or a pro forma measure prepared and presented in accordance with Article 11 of Regulation S - X, as applicable, which reconciliations are set forth in the financial tables above . XPO’s non - GAAP financial measures used in this presentation for the the three - month periods ended March 31 , 2019 , 2020 and 2021 ; the three - month periods ended June 30 , 2019 , 2020 and 2021 ; the three - month periods ended September 30 , 2019 and 2020 ; the three - month periods ended December 31 , 2019 and 2020 ; the six - month period ended June 30 , 2021 ; and each of the years ended December 31 , 2019 and 2020 include adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) on a consolidated basis and for our Transportation segment and corporate, consolidated pro forma adjusted EBITDA excluding the results of operations for GXO (“pro forma adjusted EBITDA”), consolidated pro forma adjusted net income (loss) attributable to common shareholders excluding the results of operations for GXO (“pro forma adjusted net income (loss)”), and pro forma adjusted diluted earnings (loss) per share excluding the results of operations for GXO (“pro forma adjusted EPS”) . We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses . We believe that adjusted EBITDA and pro forma adjusted EBITDA improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses . We believe that pro forma adjusted net income (loss) and pro forma adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains that management has determined are not reflective of our core operating activities, including amortization of acquisition - related intangible assets . Other companies may calculate these non - GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies . These non - GAAP financial measures should only be used as supplemental measures of our operating performance . Adjusted EBITDA, pro forma adjusted EBITDA, pro forma adjusted net income (loss) and pro forma adjusted EPS include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the financial tables above . Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin - off and may include transaction costs, consulting fees, retention awards, and internal salaries and wages (to the extent the individuals are assigned full - time to integration and transformation activities) and certain costs related to integrating and converging IT systems . Restructuring costs primarily relate to severance costs associated with business optimization initiatives . Management uses these non - GAAP financial measures in making financial, operating and planning decisions and evaluating XPO's ongoing performance . With respect to our forecasted pro forma adjusted EBITDA for the second half of 2021 , a reconciliation of this non - GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from this non - GAAP target measure . The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward - looking statement of income in accordance with GAAP that would be required to produce such a reconciliation .

XPO LOGISTICS PRO FORMA FINANCIAL DATA | AUGUST 2021 Financial reconciliations 3 (1) Prior to the spin - off of GXO, XPO's financial results were comprised of the Transportation and Logistics segments and Corporate; this reconciliation bridges the pro forma adjusted EBITDA amounts with the previously reported results of the Transportation segment and Corporate. (2) The $611 million of pro forma adjusted EBITDA for the first half of 2021 includes the impact of $11 million of costs primaril y r elated to general corporate overhead, incurred in the first half of 2021 and previously allocated to the Logistics segment. For pro forma purposes, these costs are not allocable to the now - discontinued Logistics operations. The compa ny’s pro forma guidance range of $574 million to $614 million of adjusted EBITDA for the last half of 2021, issued on July 28, 2021, reflects management actions taken to mitigate the further impact of general corporate overhead co sts related to the now - discontinued Logistics operations. Consequently, a model for the first half of 2022 should use a pro forma adjusted EBITDA base of $621 million. (3) Other income consists of pension income. (4) Historical financial data has been derived from XPO's historical financial statements for the periods presented. Refer to the Non - GAAP Financial Measures section on page 2 for more information. CALCULATION OF ADJUSTED EBITDA BASED ON PREVIOUSLY REPORTED RESULTS (1) Unaudited $ in millions RECONCILIATION OF TRANSPORTATION SEGMENT OPERATING INCOME (LOSS) TO ADJUSTED EBITDA (4) RECONCILIATION OF CORPORATE OPERATING LOSS TO ADJUSTED EBITDA (4)

XPO LOGISTICS PRO FORMA FINANCIAL DATA | AUGUST 2021 Financial reconciliations (cont.) 4 (1) The calculation of pro forma adjusted EBITDA for the six months ended June 30 2021 includes the impact of $11 million of cost s p rimarily related to general corporate overhead, incurred in the first half of 2021 and previously allocated to the Logistics segment. For pro forma purposes, these costs are not allocable to the now - discontinued Logistics oper ations. (2) The sum of pro forma quarterly net income (loss) attributable to common shareholders, and distributed and undistributed net i nco me, may not equal year - to - date amounts because losses are not allocated to Series A Preferred Stock. (3) The estimated income tax provision (benefit) has been calculated by applying the overall estimated effective tax rate to the pre - tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or treatment, in which case the tax effect of such item is estimated by applying the specific tax rate or treatment. (4) Estimated non - recurring spin - related transaction costs primarily relate to transactional advisory and professional fees associat ed with regulatory filings and other spin - off activities. Refer to the Non - GAAP Financial Measures section on page 2 for more information. RECONCILIATION OF PRO FORMA NET INCOME (LOSS) TO PRO FORMA ADJUSTED EBITDA Unaudited $ in millions

Financial reconciliations (cont.)

Unaudited
$ in millions, except pre-share data

RECONCILIATION OF PRO FORMA NET INCOME (LOSS) AND PRO FORMA DILUTED EARNINGS (LOSS) PER SHARE TO PRO FORMA ADJUSTED NET INCOME (LOSS) AND PRO FORMA ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE

	For the Three Months Ended				For the Year Ended	For the Three Months Ended				For the Year Ended	For the Three Months Ended		For the Six Months Ended
	March 2019	June 2019	September 2019	December 2019	December 2019	March 2020	June 2020	September 2020	December 2020	December 2020	March 2021	June 2021	June 2021 (1)
Pro forma net income (loss) attributable to common shareholders (2)	$ 10	$ 82	$ 79	$ 36	$ 208	$ (45)	$ (123)	$ 57	$ 54	$ (46)	$ 67	$ 103	$ 170
Preferred stock conversion charge	-	-	-	-	-	-	-	-	22	22	-	-	-
Debt extinguishment loss	5	-	-	-	5	7	-	-	-	7	8	-	8
Unrealized (gain) loss on foreign currency option and forward contracts	2	7	(4)	4	9	(4)	3	-	(1)	(2)	(1)	2	1
Impairment of customer relationship intangibles	6	-	-	-	6	-	-	-	-	-	-	-	-
Amortization of acquisition-related intangible assets	23	22	23	22	90	22	21	22	22	87	21	22	43
Transaction and integration costs	1	1	-	3	5	37	28	-	7	72	13	28	41
Restructuring costs	12	3	8	12	35	3	29	-	2	34	4	1	5
Estimated non-recurring spin-related transaction costs and other (3)	(1)	(1)	(1)	(2)	(5)	50	-	-	1	51	1	-	1
Income tax associated with the adjustments above (4)	(11)	(7)	(6)	(8)	(32)	(46)	(32)	(9)	(12)	(99)	(11)	(12)	(23)
Impact of noncontrolling interests on above adjustments	(1)	(1)	(1)	-	(3)	-	(1)	-	-	(1)	-	-	-
Allocation of undistributed earnings	(3)	(2)	(2)	(3)	(11)	(1)	-	(2)	(4)	(10)	-	-	-
Pro forma adjusted net income (loss) attributable to common shareholders (2)	$ 43	$ 104	$ 96	$ 64	$ 307	$ 23	$ (75)	$ 68	$ 91	$ 115	$ 102	$ 144	$ 246
Pro forma diluted earnings (loss) per share (2)	$ 0.09	$ 0.80	$ 0.77	$ 0.35	$ 1.96	$ (0.49)	$ (1.35)	$ 0.56	$ 0.53	$ (0.50)	$ 0.59	$ 0.91	$ 1.51
Pro forma adjustments per share	0.28	0.21	0.17	0.27	0.94	0.71	0.53	0.11	0.36	1.63	0.32	0.37	0.67
Pro forma adjusted diluted earnings (loss) per share (2)	$ 0.37	$ 1.01	$ 0.94	$ 0.62	$ 2.90	$ 0.22	$ (0.82)	$ 0.67	$ 0.89	$ 1.13	$ 0.91	$ 1.28	$ 2.18
Diluted weighted-average common shares outstanding:													
For pro forma diluted earnings (loss) per share	117	102	102	103	106	92	91	102	102	92	112	113	113
For pro forma adjusted diluted earnings (loss) per share	117	102	102	103	106	103	91	102	102	102	112	113	113

(1) The $246 million of pro forma adjusted net income attributable to common shareholders for the first half of 2021 includes $8 million, after tax, of primarily general corporate overhead costs incurred in the first half of 2021 and previously allocated to the Logistics segment. For pro forma purposes, these overhead costs are not allocable to the now-discontinued Logistics operations. On a full-year basis, XPO's guidance for pro forma adjusted diluted earnings per share in a range of $4.00 to $4.30, issued July 28, 2021, anticipates a limited impact associated with these costs in the second half of 2021, due to actions taken by management.

(2) The sum of quarterly net income (loss) attributable to common shareholders and earnings (loss) per share may not equal year-to-date amounts due to: (i) differences in the weighted-average number of shares outstanding during the respective periods, and/or (ii) because losses are not allocated to Series A Preferred Stock in calculating earnings per share.

(3) Estimated non-recurring spin-related transaction costs primarily relate to transactional advisory and professional fees associated with regulatory filings and other spin-off activities.

(4) The estimated income tax provision (benefit) has been calculated by applying the overall estimated effective tax rate to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or treatment, in which case the tax effect of such item is estimated by applying the specific tax rate or treatment.

Refer to the Non-GAAP Financial Measures section on page 2 for more information.

XPO LOGISTICS PRO FORMA FINANCIAL DATA | AUGUST 2021

5